Exhibit 10.1

RESTRICTED STOCK DEFERRAL PROGRAM

UNDER THE

APOGEE ENTERPRISES, INC. 2009 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN,

AS AMENDED AND RESTATED (2014)

(2015 Statement)

Adopted by the Nominating and Corporate Governance Committee on June 24, 2015

Section 1.	Establishment and Purpose.

(a) Establishment. Pursuant to the authority granted to it under the Director Stock Incentive Plan, the Nominating and Corporate Governance Committee of the Board (the “Committee”) hereby establishes, effective June 24, 2015, a deferred compensation arrangement for the non-employee members of its Board which shall be known as the Restricted Stock Deferral Program for Non-Employee Directors (hereinafter called the “Program”).

(b) Purpose. The purpose of this Program is to provide a means whereby receipt of certain stock grants by the Company to its Non-Employee Directors for services as a member of the Company’s Board may be deferred to some future period. This will be accomplished by allowing each Participating Director to elect to voluntarily receive all or a portion of his or her restricted stock or restricted stock unit award in the form of shares of deferred Common Stock pursuant to an irrevocable election made under this Program.

(c) Relation to Other Plans. Restricted Stock Awards deferred under this Program are granted under the Company’s shareholder-approved Director Stock Incentive Plan, and the Committee is authorized to establish this deferral Program under the Director Stock Incentive Plan. All shares of Common Stock issued under this Program are subject to the terms and conditions of the Director Stock Incentive Plan, including without limitation the share limits and adjustment provisions under Section 4 of the Director Stock Incentive Plan. In addition, all Deferred Stock Accounts maintained under this Program shall be administered in accordance with this Program, but also shall be subject to the terms and conditions of the Director Stock Incentive Plan. In the event of any conflict between this Program and the Director Stock Incentive Plan, the terms of the Director Stock Incentive Plan shall control.

The Company also maintains another deferred compensation plan for its Directors called the Deferred Compensation Plan for Non-Employee Directors for purposes of deferring Director cash fees and retainers. That deferred compensation plan permits Directors to elect voluntarily to receive all or a portion of their retainers and fees in the form of shares of deferred Common Stock. Unlike this Program, the Deferred Compensation Plan is separately approved by the Company’s shareholders and not governed by the limitations of the Director Stock Incentive Plan.

Section 2.	Definitions.

(a) Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

(i) “Board” shall mean the Board of Directors of the Company.

(ii) “Change in Control” shall mean a Change in Control as defined in the Director Stock Incentive Plan as of the effective date hereof, except that no event shall constitute a Change in Control unless such event constitutes a change in control event as defined in section 409A of the Internal Revenue Code, any regulations and other guidance in effect from time to time thereunder, including without limitation, Treasury Regulation § 1.409A-3(i)(5).

(iii) “Committee” shall mean the Nominating and Corporate Governance Committee of the Board or any successor committee of the Board designated by the Board to administer the Program. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Program to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3.

(iv) “Common Stock” shall mean the common stock, par value $0.33 1/3 per share, of Apogee Enterprises, Inc.

(v) “Company” shall mean Apogee Enterprises, Inc., a Minnesota corporation, together with all its subsidiaries.

(vi) “Deferral Election Form” shall mean the irrevocable election to defer the receipt of Restricted Stock Awards as provided for in Section 4(c) of this Program.

(vii) “Deferred Payment Form” shall mean the irrevocable payment election of the Participant’s Deferred Stock Account.

(viii) “Deferred Stock Account” shall mean the account established pursuant to Section 4(b) of this Program.

(ix) “Director Stock Incentive Plan” shall mean the Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan, as amended from time to time.

(x) “Election Amount” shall mean the amount of the Restricted Stock Award the Participating Director elects to defer as set forth in Section 4(a) of this Program.

(xi) “Eligible Director” shall mean any Non-Employee Director of the Company as set forth in Section 3 of this Program.

(xii) “Fair Market Value” shall mean the value as set forth in Section 4(e) of this Program.

(xiii) “Maturity Date” shall mean the date set forth in Section 6(a) of this Program.

(xiv) “Non-Employee Director” shall mean an individual who is a member of the Board but who is not an employee of the Company or any of its subsidiaries.

(xv) “Participant” shall mean a person who is a Non-Employee Director who has elected to defer Restricted Stock Awards under this Program, or a person who, prior to the time of Termination from Board had elected to defer such compensation under this Program and who retains, or whose beneficiaries retain, benefits under the Program and in accordance with its terms.

(xvi) “Participating Director” shall mean the meaning set forth in Section 4(a).

(xvii) “Plan Year” shall mean the 12-month period beginning January 1 and ending December 31.

(xviii) “Program” shall mean this Restricted Stock Deferral Program, as it may be amended from time to time.

(xix) “Restricted Stock Award” shall mean any Award of Restricted Stock or Restricted Stock Units granted to a Director under the Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan, as amended from time to time.

(xx) “Stock Deferral Election” shall mean the election made pursuant to Section 4(a) of this Program.

(xxi) “Termination from Board” shall mean a Participant’s membership on the Board terminates under any circumstances. However when the term “Termination from Board” is used in this Program Statement, it shall be construed to have the same meaning consistent with the term “Separation from Service” as used in section 409A of the Code. The date of termination of a Participating Director’s service as a Director of the Company will be deemed to be the date of termination recorded on the personnel or other records of the Company.

(b) Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in this Program shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

Section 3.	Eligibility for Participation.

Any Non-Employee Director of the Company shall be eligible to participate in this Program (an “Eligible Director”). In the event a Participant no longer meets the requirements for participation in this Program, the Participant shall become an inactive Participant, retaining all the rights described under this Program, except the right to make any further deferrals, until the time that the Participant again becomes an active Participant or receives a complete distribution of the Participant’s Deferred Stock Account.

Section 4.	Election to Defer Receipt of Restricted Stock Awards.

(a) Election to Receive Common Stock at a Later Date in Lieu of Vesting Date. On a Deferral Election Form provided by the Company, each Eligible Director who decides to participate may irrevocably elect to defer receipt of 25%, 50%, 75% or 100% of any Restricted Stock Award (rounded down to the nearest whole share of Common Stock). The amounts to be deferred will be in the form of a Common Stock credit to the Participating Director’s Deferred Stock Account, as set forth in Section 4(b) hereof, for the number of shares of Common Stock the Participating Director elects to defer. The Stock Deferral Election shall be made pursuant to Section 4(c). Any Stock Deferral Election may only be amended or revoked for a subsequent Plan Year, by completing a new Deferral Election Form and filing it with the Company prior to the beginning of such Plan Year as provided in Section 4(c). Shares deferred will be evidenced by the Deferral Election Form and a Deferred Stock Agreement (to be used as the award agreement in lieu of the Company’s standard Restricted Stock Agreement or Restricted Stock Unit Agreement (as applicable)).

(b) Credits to Deferred Stock Account. Credits to each Participant’s Deferred Stock Account shall be made quarterly as of the last business day of each calendar quarter. The credit to the Deferred Stock Account shall be in the form of stock units in a number equal to the number of shares of Common Stock deferred, together with any Dividend Equivalent amounts accrued between the grant date and the crediting date.

(c) Manner of Making Deferral Election. A Participating Director may defer all or a portion of a Restricted Stock Award by filing, at any time prior to the beginning of a Plan Year in which the Restricted Stock Award is to be granted (or by such earlier date as the Committee shall determine), an irrevocable election with the Company on a form provided for that purpose, except that any person who is first elected to the Board after the beginning of a Plan Year may make a Stock Deferral Election for grants occurring in that Plan Year within thirty (30) days of becoming eligible to participate in this Program. (Notwithstanding the foregoing, the Committee may permit deferral elections with respect to Restricted Stock Awards granted in June, 2015 if such elections are made on or prior to the award grant date, subject to any additional limitations or requirements imposed by the Committee to comply with section 409A of the Internal Revenue Code.) The Deferral Election Form shall specify an amount to be deferred expressed as a percentage of the Participating Director’s Restricted Stock Award (as described in Section 4(a) above). In all circumstances, the first credit to a Participant’s Deferred Stock Account will only include Restricted Stock Awards granted for services performed after the effective date of the Deferral Election Form.

(d) Dividend Credit. Each time a cash dividend is paid on the Common Stock of the Company, the Participating Director shall receive a credit of stock units to Participating Director’s Deferred Stock Account as of the last business day of the calendar quarter in which the dividend was paid. The number of stock units credited shall be the number equal to that number of shares of Common Stock (rounded to the nearest one-hundredth of a share) having a Fair Market Value, as defined in Section 4(e), on the last business day of the applicable calendar quarter equal to the amount of the dividend that would have been payable on the number of shares of Common Stock equal to the number of stock units credited to the Participating Director’s Deferred Stock Account on the dividend record date.

(e) Fair Market Value. For purposes of converting dollar amounts into shares of Common Stock, the Fair Market Value of each share of Common Stock shall be equal to the closing price of one share of the Common Stock on the NASDAQ Global Select Market (or other exchange on which the shares of Common Stock are then listed and primarily traded) on the applicable crediting date or payment date.

Section 5.	Deferral Payment and Issuance of Common Stock.

(a) Vesting and Maturity of Deferred Stock Account. The Participant’s stock units shall vest or be forfeited as provided in the Participant’s Participant’s Deferred Stock Agreement(s). The Participant’s vested Deferred Stock Account shall become payable to (or with respect to) a Participant upon the earliest of, or upon the occurrence of, one of the following events (the “Maturity Date”), as elected by the Participant in the Deferral Election Form:

(i) The Participant’s Termination from Board,

(ii) A date selected by the Participant,

(iii) The Participant reaches seventy (70) years of age, or

(iv) The Participant’s death.

(b) Form of Deferral Payment. At the time of making the Stock Deferral Election, each Participating Director shall also complete a deferral payment election specifying one of the payment options described in Sections 5(c) and (d), and an election pursuant to Section 5(a) for the Maturity Date. The deferral payment election shall be irrevocable as to all amounts credited to the Participating Director’s Deferred Stock Account. The Participating Director may change the deferral payment election by completing a Deferred Payment Form and filing it with the Company, such change will only apply to deferrals credited in a subsequent Plan Year.

(c) Payment of Deferred Stock Accounts in a Lump Sum. Unless a Participating Director elects to receive payment of the Participating Director’s Deferred Stock Account in installments as described in Section 5(d), vested credits to a Participating Director’s Deferred Stock Account shall be payable in full on the first business day of the calendar year following the Maturity Date. If the provisions of Section 7 become applicable and a Participating Director’s designated beneficiary or beneficiaries are entitled to receive payment, such distributions shall, in all cases, be made in a lump sum in accordance with this Section and not Section 5(d) of this Program. All payments shall be made in shares of Common Stock, with one share of Common Stock issued for each vested stock unit credited to the Participating Director’s Deferred Stock Account, plus cash in lieu of any fractional share.

(d) Payment of Deferred Stock Accounts in Installments. A Participating Director may elect to have the Participating Director’s vested Deferred Stock Account paid in annual installments following the Maturity Date. All payments shall be made in shares of Common Stock, with one share of Common Stock issued for each stock unit credited to the Participating Director’s Deferred Stock Account, plus cash in lieu of any fractional share. All installment payments shall be made annually beginning on the first business day of the calendar year following the Maturity Date, with subsequent installments paid on the first business day of each subsequent calendar year. The amount of each installment payment shall be computed as the number of stock units credited to the Participating Director’s vested Deferred Stock Account on the relevant installment payment date, multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed 10) minus the number of installments previously paid. Amounts paid prior to the final installment payment shall be rounded to the nearest whole number of shares; the final installment payment shall be for the whole number of stock units then credited to the Participating Director’s Deferred Stock Account, together with cash in lieu of any fractional share.

(e) Payment of Deferred Stock Accounts – Change in Control. Notwithstanding Sections 5(c) and (d), in the event of a Change in Control, credits to a Participating Director’s vested Deferred Stock Account immediately prior to the effective time of the transaction constituting the Change in Control shall be paid in full to the Participating Director or the Participating Director’s beneficiary or estate, as the case may be, either in whole shares of Common Stock (together with cash in lieu of a fractional share) or, if the holders of Common Stock generally are to receive other consideration in such Change in Control transaction, in the consideration per share of Common Stock to be received by such holders of Common Stock, in either case, on the business day immediately after the effective date of the transaction.

Section 6.	Designation of Beneficiaries.

(a) Right to Designate. Each Participant may designate, upon forms to be furnished by and filed with the Program Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Participant’s Deferred Stock Account in the event of such Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Company during the Participant’s lifetime.

(b) Failure of Designation. If a Participant:

(i) fails to designate a Beneficiary,

(ii) designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

(iii) designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s Deferred Stock Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse

Participant’s surviving issue per stirpes and not per capita

Participant’s surviving parents

Participant’s surviving brothers and sisters

Representative of Participant’s estate.

(c) Disclaimers by Beneficiaries. A Beneficiary entitled to a distribution of all or a portion of a deceased Participant’s Deferred Stock Account may disclaim an interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of the Deferred Stock Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary’s entire interest in the undistributed Deferred Stock Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Company after the date of the Participant’s death but not later than one hundred eighty (180) days after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to the Company. A disclaimer shall be considered to be delivered to the Company only when actually received by the Company. The Company shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 8 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Program. No other form of attempted disclaimer shall be recognized by the Company.

(d) Definitions. When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

(e) Special Rules. Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(i) If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(ii) The automatic Beneficiaries specified in Section 7(b) and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(iii) If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by this Program Administrator after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(iv) Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(v) Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant’s legal residence. The Company shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

(f) No Spousal Rights. Prior to the death of the Participant, no spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits credited under this Program including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

(g) Death Prior to Full Distribution. If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Deferred Stock Account which are payable to the Beneficiary (and shall not be paid to the Participant’s estate).

(h) Facility of Payment. In case of the legal disability, including minority, of a Participant or Beneficiary entitled to receive any distribution under this Program, payment shall be made, if the Company shall be advised of the existence of such condition:

(i) to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary, or

(ii) to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Company that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary.

Any payment made in accordance with the foregoing provisions of this Section shall constitute a complete discharge of any liability or obligation of the Company therefor.

Section 7.	Nontransferability.

In no event shall the Company make any payment under this Program to any assignee or creditor of a Participant or of a Beneficiary. Prior to the time of payment hereunder, a Participant or Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Program nor shall such rights be assigned or transferred by operation of the law.

Section 8.	Limitation on Rights of Eligible Directors and Participating Directors.

(a) Service as a Director. Nothing in this Program will interfere with or limit in any way the right of the Board or the Company’s shareholders to remove an Eligible Director or Participating Director from the Board. Neither this Program nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Board or the Company’s shareholders have retained or will retain an Eligible Director or Participating Director for any period of time or at any particular rate of compensation.

(b) Nonexclusivity of this Program. Nothing contained in this Program is intended to effect, modify or rescind any of the Company’s existing compensation plans or programs or to create any limitations on the Board’s power or authority to modify or adopt compensation arrangements as the Board may from time to time deem necessary or desirable.

Section 9.	Amendment, Modification and Termination.

The Committee may suspend or terminate this Program at any time. The Committee may amend this Program from time to time in such respects as the Committee may deem advisable in order that this Program will conform to any change in applicable laws or regulations or in any other respect that the Committee may deem to be in the Company’s best interests; provided, however, that no amendments to this Program will be effective without approval of the Company’s shareholders, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended, or the rules of the NASDAQ Global Select Market (or other exchange on which the shares of Common Stock are then listed and primarily traded). Following a termination of this Program, Deferred Stock Accounts shall remain in this Program until the Participant becomes eligible for the benefits under Section 6. The termination of this Program shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under this Program as of the date of termination. Notwithstanding the foregoing, to the extent permissible under section 409A of the Code and the related Treasury regulations and guidance, if there is a termination of this Program with respect to all Participants, the Committee shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to immediately pay all benefits in a lump sum following such termination of this Program.

Section 10.	Participants Are General Creditors of the Company.

The Participating Directors and Beneficiaries thereof shall be general unsecured creditors of the Company with respect to any payments to be made pursuant to this Program and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor’s trust or otherwise, the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Participating Director nor any Beneficiary thereof shall have a legal, beneficial or security interest therein.

Section 11.	Claims Procedure.

Without limiting the generality of the following, an application for benefits under Section 3 shall be processed as a claim for the purposes of this Section.

(a) Original Claim. Any person may file with the Committee a written claim for benefits under this Program. Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether his or her claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

(i) the specific reasons for the denial;

(ii) the specific references to the pertinent provisions of this Program document on which the denial is based;

(iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv) an explanation of the claims review procedure set forth in this Section.

(b) Claims Review Procedure. Within sixty (60) days after receipt of notice that his or her claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

(c) General Rules.

(i) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

(ii) All decision on claims and on requests for a review of denied claims shall be made by the Committee.

(iii) The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

(iv) Claimants may be represented by a lawyer or other representative (at their own expense), but the Committee reserves the right to require the claimant to furnish written authorization. A claimant’s representative shall be entitled to receive copies of notices sent to the claimant.

(v) The decision of the Committee on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

(vi) Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of the Program and all other pertinent documents in the possession of Apogee.

(vii) The Committee may permanently or temporarily delegate all or a portion of its authority and responsibility under this Section to another committee or to an individual.

(viii) The procedures and remedies herein are not exclusive. Subsequent to a Change in Control, a Participant or surviving spouse of a Participant shall not be required to exhaust these administrative remedies. If there is litigation regarding the benefits payable to or with respect to a Participant, then notwithstanding any provision in this Program to the contrary, determinations made by the Committee subsequent to a Change in Control (even if such determinations relate to events occurring wholly or partially before the Change in Control) shall not be afforded any deference and the matter shall be heard de novo.

(ix) If any Participant successfully litigates, in whole or in part, any claim for benefits under this Program, the court shall award reasonable attorney’s fees and costs of the action to the Participant.

Section 12.	Miscellaneous.

(a) Securities Law and Other Restrictions. Notwithstanding any other provision of this Program or any Stock Deferral Election delivered pursuant to this Program, the Company will not be required to issue any shares of Common Stock under this Program and a Participating Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to this Program, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Company deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

(b) Governing Law. The validity, construction, interpretation, administration and effect of this Program and any rules, regulations and actions relating to this Program will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

(c) Service of Process. In the absence of any designation to the contrary by the Company, the Secretary of the Company is designated as the appropriate and exclusive agent for the receipt of service of process directed to this Program in any legal proceeding including arbitration, involving this Program.

(d) Administrative Determinations. The Committee shall make such determinations as may be required from time to time in the administration of this Program. The Committee shall have the discretionary authority and responsibility to interpret and construe the Program documents and to determine all factual and legal questions under this Program, including but not limited to the entitlement of Participants and others, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

(e) Rules and Regulations. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Committee.

(f) Errors in Computations. The Company nor the Committee shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to Apogee, and used by the Company in determining the benefit. Apogee shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment by offset or other legal process).

(g) ERISA Status. This Program is adopted with the understanding that it is an unfunded arrangement maintained primarily for the purpose of providing deferred compensation for non-employee directors only, and thus is not subject to ERISA. Each provision shall be interpreted and administered accordingly.

(h) IRC Status. This Program is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Program. The rules of section 409A of the Code shall apply to this Program to the extent applicable and this Program Statement shall be construed and administered accordingly. The Company nor any of its officers, directors, agents or affiliates shall be obligated, directly or indirectly, to any Participant or any other person for any taxes, penalties, interest or like amounts that may be imposed on the Participant or other person on account of any amounts under this Program or on account of any failure to comply with any Code section.